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Briony Quinn
Senior Vice President
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Comparable Full Year Total Revenues 4.0% Above 2022 and 11.3% Above 2019
Provides 2024 Outlook
BETHESDA, Maryland, Thursday, February 22, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter and year ended December 31, 2023.

Fourth Quarter 2023 Highlights

•Net Income: Net income was $11.0 million and earnings per diluted share was $0.04.
•Comparable Revenues: Comparable total revenues were $261.3 million, a 0.4% increase over 2022 and a 10.1% increase over 2019.
•Comparable RevPAR: Comparable RevPAR was $193.69, a 0.6% decrease from 2022 and a 6.1% increase over 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $64.6 million, a 16.5% decrease from 2022 and a 2.1% decrease from 2019.
•Comparable Hotel Adjusted EBITDA Margin: Comparable Hotel Adjusted EBITDA margin was 24.71%, a 505 basis point decrease from 2022 and a 309 basis point decrease from 2019.
•Adjusted EBITDA: Adjusted EBITDA was $57.3 million, a 15.0% decrease from 2022 and a 8.6% decrease from 2019.
•Adjusted FFO: Adjusted FFO was $38.6 million and Adjusted FFO per diluted share was $0.18.

Full Year 2023 Highlights

•Net Income: Net income was $86.6 million and earnings per diluted share was $0.36.
•Comparable Revenues: Comparable total revenues were $1.1 billion, a 4.0% increase over 2022 and a 11.3% increase over 2019.
•Comparable RevPAR: Comparable RevPAR was $203.41, a 3.1% increase over 2022 and a 8.7% increase over 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $302.6 million, a 6.2% decrease from 2022 and a 6.6% increase over 2019.

•Comparable Hotel Adjusted EBITDA Margin: Comparable Hotel Adjusted EBITDA margin was 28.14%, a 306 basis point decrease from 2022 and a 122 basis point decrease from 2019.
•Adjusted EBITDA: Adjusted EBITDA was $271.7 million, a 3.2% decrease from 2022 and a 4.3% increase over 2019.
•Adjusted FFO: Adjusted FFO was $198.5 million and Adjusted FFO per diluted share was $0.93.
•Hotel Acquisition: The Company acquired Chico Hot Springs Resort located in Paradise Valley, Montana for $33.0 million on August 1, 2023.
•Share Repurchases: The Company repurchased 318,454 shares of its common stock at an average price of $7.60 per share for a total purchase price of $2.4 million during the year.
•Hotel Rebranding: The Company completed the rebranding of the Hilton Boston Downtown/Faneuil Hall to The Dagny Boston, an independent lifestyle boutique hotel, on August 1, 2023.

“DiamondRock’s unique strategy led to record hotel revenues in 2023 with 4% revenue growth and positions the Company well going forward. We enter 2024 with group revenue pace up a strong 21% as a result of a favorable geographic footprint,” stated Mark Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. Mr. Brugger added, “We are also pleased to reintroduce guidance for the first time in four years as visibility on the economy and lodging fundamentals has improved.”

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels currently owned for all periods presented, except the Kimpton Fort Lauderdale Beach Resort, which opened in April 2021. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended December 31,			Change From
	2023	2022	2019	2022	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$283.50	$289.83	$243.26	(2.2)%	16.5%
Occupancy	68.3%	67.2%	75.1%	1.1%	(6.8)%
RevPAR	$193.69	$194.91	$182.59	(0.6)%	6.1%
Total RevPAR	$294.45	$293.70	$268.71	0.3%	9.6%
Revenues	$261.3	$260.2	$237.4	0.4%	10.1%
Hotel Adjusted EBITDA	$64.6	$77.4	$66.0	(16.5)%	(2.1)%
Hotel Adjusted EBITDA Margin	24.71%	29.76%	27.80%	(505 bps)	(309 bps)
Available Rooms	887,428	885,776	883,660	1,652	3,768

Actual Operating Results (2)
Revenues	$263.5	$255.1	$237.5	3.3%	10.9%
Net income	$11.0	$18.4	$134.6	(40.2)%	(91.8)%
Earnings per diluted share	$0.04	$0.07	$0.66	(42.9)%	(93.9)%
Adjusted EBITDA	$57.3	$67.4	$62.7	(15.0)%	(8.6)%
Adjusted FFO	$38.6	$48.0	$54.7	(19.6)%	(29.4)%
Adjusted FFO per diluted share	$0.18	$0.23	$0.27	(21.7)%	(33.3)%

	Year Ended December 31,			Change From
	2023	2022	2019	2022	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$282.02	$288.78	$240.76	(2.3)%	17.1%
Occupancy	72.1%	68.3%	77.7%	3.8%	(5.6)%
RevPAR	$203.41	$197.36	$187.17	3.1%	8.7%
Total RevPAR	$305.72	$294.45	$275.71	3.8%	10.9%
Revenues	$1,075.4	$1,033.9	$966.3	4.0%	11.3%
Hotel Adjusted EBITDA	$302.6	$322.6	$283.8	(6.2)%	6.6%
Hotel Adjusted EBITDA Margin	28.14%	31.20%	29.36%	(306 bps)	(122 bps)
Available Rooms	3,517,519	3,511,184	3,504,785	6,335	12,734

Actual Operating Results (2)
Revenues	$1,074.9	$1,001.5	$938.1	7.3%	14.6%
Net income	$86.6	$109.7	$184.2	(21.1)%	(53.0)%
Earnings per diluted share	$0.36	$0.47	$0.90	(23.4)%	(60.0)%
Adjusted EBITDA	$271.7	$280.6	$260.4	(3.2)%	4.3%
Adjusted FFO	$198.5	$215.9	$217.0	(8.1)%	(8.5)%
Adjusted FFO per diluted share	$0.93	$1.01	$1.07	(7.9)%	(13.1)%
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021, Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022, Lake Austin Spa Resort from January 1, 2019 to November 20, 2022 Chico Hot Springs Resort from January 1, 2019 to July 31, 2023 and exclude the operating results of the Kimpton Fort Lauderdale Beach Resort as the hotel opened in April 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Hotel Acquisition

On August 1, 2023, the Company acquired the fee-simple interest in Chico Hot Springs Resort, a lifestyle resort, and adjacent ranch in Paradise Valley, Montana and near Yellowstone National Park for $33 million. The $27 million purchase price for the 117-room, 153-acre resort represents an 8.1% capitalization rate on 2022 net operating income (“NOI”). The adjacent ranch, a 595-acre parcel purchased for approximately $6 million, provides extensive on-site trails for hiking and horseback riding as well as potential for future expansion of the resort or residential lot sales. The acquisition was funded from corporate cash on hand.

Share Repurchase Program

During the year ended December 31, 2023, the Company repurchased 318,454 shares of its common stock at an average price of $7.60 per share for a total purchase price of $2.4 million. Since October 2022, the Company has repurchased 1.9 million shares of it common stock at an average price of $7.77 per share.

Capital Expenditures

The Company invested approximately $86.3 million in capital improvements at its hotels during the year ended December 31, 2023. Significant projects in 2023 include the following:

•The Dagny Boston: The Company completed a comprehensive renovation to rebrand the Hilton Boston Downtown/Faneuil Hall as The Dagny Boston, an independent lifestyle hotel, during the third quarter of 2023.
•Salt Lake City Marriott: The Company completed a renovation of the guestrooms during the third quarter of 2023.

The Company expects to spend approximately $100 million in capital improvements at its hotels in 2024, which includes the completion of certain projects that commenced in 2023. Significant projects in 2024 include the following:

•Westin San Diego Bayview: In late 2023, the Company commenced a comprehensive renovation of the hotel's guestrooms, which is expected to be completed in the second quarter of 2024.
•Hilton Burlington Lake Champlain: In 2023, the Company commenced a repositioning of the hotel to rebrand it as a Curio Collection by Hilton hotel. The repositioning is expected to be completed in the summer of 2024 and includes a new restaurant concept by a well-known, award-winning chef.
•Bourbon Orleans Hotel: The Company expects to reposition and rebrand the hotel during 2024 to capture rate potential against the luxury and lifestyle competitive sets.
•Orchards Inn Sedona: The Company expects to commence a repositioning of Orchards Inn as the Cliffs at L'Auberge. The project will integrate the hotel with the adjacent L'Auberge de Sedona and include construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The project is expected to be completed in 2025.
•The Landing Lake Tahoe Resort and Spa: The Company expects to commence a renovation of the property to accommodate 14 new keys and construct an adjacent indoor/outdoor event space to be completed in 2025.

Balance Sheet and Liquidity

The Company ended the year with $623.5 million of liquidity, comprised of $121.6 million of unrestricted corporate cash, $101.9 million of unrestricted cash at its hotels and full capacity on its $400 million senior unsecured credit facility. As of December 31, 2023, the Company had $1.2 billion of total debt outstanding, which consisted of $800.0 million of unsecured term loans and $378.2 million of property-specific, non-recourse mortgage debt.

Dividends

The Company declared a quarterly cash dividend of $0.03 per common share, which was was paid on January 11, 2024 to shareholders of record as of December 29, 2023. The Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on December 29, 2023 to shareholders of record as of December 19, 2023.

Guidance
The Company is providing annual guidance for 2024, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.
The Company expects full year 2024 results to be as follows:

Metric	Low End	High End
Comparable RevPAR Growth	2.0%	4.0%
Adjusted EBITDA	$260 million	$290 million
Adjusted FFO	$187 million	$217 million
Adjusted FFO per share (based on 213.5 million diluted shares)	$0.88 per share	$1.02 per share

The guidance above incorporates the following assumptions:
•Corporate expenses of $33.0 million to $34.0 million;
•Interest expense of $61.2 million to $63.2 million;
•Income tax expense of zero to $2.0 million; and
•3,571,062 available rooms.

Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Friday, February 23, 2024, at 11:00 a.m. Eastern Time (ET). The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with over 9,700 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS	(unaudited)
Property and equipment, net	$2,755,195	$2,748,476
Right-of-use assets	97,692	99,047
Restricted cash	45,576	39,614
Due from hotel managers	144,689	176,708
Prepaid and other assets	73,940	76,131
Cash and cash equivalents	121,595	67,564
Total assets	$3,238,687	$3,207,540

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,177,005	1,185,793
Lease liabilities	112,866	110,875
Due to hotel managers	116,522	123,682
Deferred rent	69,209	65,097
Unfavorable contract liabilities, net	59,866	61,069
Accounts payable and accrued expenses	39,563	43,120
Distributions declared and unpaid	6,324	12,946
Deferred income related to key money, net	8,349	8,780
Total liabilities	1,589,704	1,611,362
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at December 31, 2023 and 2022	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 209,627,197 and 209,374,830 shares issued and outstanding at December 31, 2023 and 2022, respectively	2,096	2,094
Additional paid-in capital	2,291,297	2,288,433
Accumulated other comprehensive income	(2,036)	—
Distributions in excess of earnings	(649,330)	(700,694)
Total stockholders’ equity	1,642,075	1,589,881
Noncontrolling interests	6,908	6,297
Total equity	1,648,983	1,596,178
Total liabilities and equity	$3,238,687	$3,207,540

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rooms	$173,122	$171,080	$717,447	$681,269
Food and beverage	66,888	61,940	259,757	238,234
Other	23,537	22,035	97,663	82,000
Total revenues	263,547	255,055	1,074,867	1,001,503
Operating Expenses:
Rooms	45,673	42,688	176,765	163,062
Food and beverage	46,060	43,703	180,546	163,622
Other departmental and support expenses	68,171	63,363	261,536	233,691
Management fees	5,802	6,410	24,998	23,439
Franchise fees	9,345	9,471	35,738	32,683
Other property-level expenses	25,422	16,261	102,177	80,258
Depreciation and amortization	28,307	27,752	111,302	108,849
Impairment losses	—	—	941	2,843
Corporate expenses	8,371	9,515	32,048	31,790
Business interruption insurance income	—	—	(647)	(499)
Total operating expenses, net	237,151	219,163	925,404	839,738

Interest expense	16,360	15,417	65,072	38,283
Interest (income) and other (income) expense, net	(844)	360	(2,561)	1,404
Loss on early extinguishment of debt	—	68	—	9,766
Total other expenses, net	15,516	15,845	62,511	49,453
Income before income taxes	10,880	20,047	86,952	112,312
Income tax benefit (expense)	103	(1,658)	(317)	(2,607)
Net income	10,983	18,389	86,635	109,705
Less: Net income attributable to noncontrolling interests	(36)	(62)	(295)	(377)
Net income attributable to the Company	10,947	18,327	86,340	109,328
Distributions to preferred stockholders	(2,454)	(2,454)	(9,817)	(9,817)
Net income attributable to common stockholders	$8,493	$15,873	$76,523	$99,511
Earnings per share:
Earnings per share available to common stockholders - basic	$0.04	$0.08	$0.36	$0.47
Earnings per share available to common stockholders - diluted	$0.04	$0.07	$0.36	$0.47

Weighted-average number of common shares outstanding:
Basic	211,498,736	211,497,277	211,518,826	212,423,873
Diluted	212,578,308	212,439,150	212,304,117	213,188,987

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Hotel Pre-Opening Costs: We exclude the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any unrealized fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,
	2023	2022	2019
Net income	$10,983	$18,389	$134,583
Interest expense	16,360	15,417	8,320
Income tax (benefit) expense	(103)	1,658	20,089
Real estate related depreciation and amortization	28,307	27,752	30,305
EBITDA	55,547	63,216	193,297
Loss on sale of hotel properties (1)	—	1,659	—
EBITDAre	55,547	64,875	193,297
Non-cash lease expense and other amortization	1,536	1,551	1,765
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	—	9,079
Hotel pre-opening costs	208	—	—
Hotel manager transition items	—	916	2,708
Gain on property insurance settlement	—	—	(144,192)
Loss on early extinguishment of debt	—	68	—
Adjusted EBITDA	57,291	67,410	62,657
Corporate expenses	8,371	9,515	7,446
Interest (income) and other (income) expense, net	(844)	(1,299)	(687)
Hotel Adjusted EBITDA	$64,818	$75,626	$69,416

	Year Ended December 31,
	2023	2022	2019
Net income	$86,635	$109,705	$184,211
Interest expense	65,072	38,283	46,584
Income tax expense	317	2,607	22,028
Real estate related depreciation and amortization	111,302	108,849	118,110
EBITDA	263,326	259,444	370,933
Impairment losses	941	2,843	—
Loss on sale of hotel properties (1)	—	1,659	—
EBITDAre	264,267	263,946	370,933
Non-cash lease expense and other amortization	6,156	6,226	7,013
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	—	20,524
Gain on property insurance settlement	—	—	(144,192)
Loss on early extinguishment of debt	—	9,766	2,373
Hotel pre-opening costs	1,246	—	—
Severance costs (3)	—	(532)	—
Hotel manager transition items	—	1,164	3,758
Adjusted EBITDA	271,669	280,570	260,409
Corporate expenses	32,048	31,790	28,231
Interest (income) and other (income) expense, net	(2,561)	(255)	(1,197)
Hotel Adjusted EBITDA	$301,156	$312,105	$287,443

(1)During the year ended December 31, 2022, we recognized an incremental loss of $1.7 million due to post-closing adjustments related to hotels sold in 2021.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that were not covered by insurance.
(3)Consists of severance costs incurred, and adjustments thereto, associated with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2024 Guidance
	Low End	High End
Net income	$79,817	$111,817
Interest expense	63,183	61,183
Income tax expense	—	2,000
Real estate related depreciation and amortization	110,000	108,000
EBITDA/EBITDAre	253,000	283,000
Non-cash lease expense and other amortization	6,200	6,200
Hotel pre-opening costs	800	800
Adjusted EBITDA	$260,000	$290,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,
	2023	2022	2019
Net income	$10,983	$18,389	$134,583
Real estate related depreciation and amortization	28,307	27,752	30,305
Loss on sale of hotel properties (1)	—	1,659	—
FFO	39,290	47,800	164,888
Distribution to preferred stockholders	(2,454)	(2,454)	—
FFO available to common stock and unit holders	36,836	45,346	164,888
Non-cash lease expense and other amortization	1,536	1,551	1,765
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	—	9,079
Gain on property insurance settlement, net of income tax	—	—	(121,525)
Loss on early extinguishment of debt	—	68	—
Hotel pre-opening costs	208	—	—
Hotel manager transition items	—	916	2,708
Fair value adjustments to interest rate swaps	—	88	(2,245)
Adjusted FFO available to common stock and unit holders	$38,580	$47,969	$54,670
Adjusted FFO available to common stock and unit holders, per diluted share	$0.18	$0.23	$0.27

	Year Ended December 31,
	2023	2022	2019
Net income	$86,635	$109,705	$184,211
Real estate related depreciation and amortization	111,302	108,849	118,110
Impairment losses, net of tax	941	2,843	—
Loss on sale of hotel properties (1)	—	1,659	—
FFO	198,878	223,056	302,321
Distribution to preferred stockholders	(9,817)	(9,817)	—
FFO available to common stock and unit holders	189,061	213,239	302,321
Non-cash lease expense and other amortization	6,156	6,226	7,013
Professional fees and pre-opening costs related to Frenchman's Reef (2)	—	—	20,524
Hotel pre-opening costs	1,246	—	—
Hotel manager transition items	—	1,164	3,758
Gain on property insurance settlement, net of income tax	—	—	(121,525)
Loss on early extinguishment of debt	—	9,766	2,373
Severance costs (3)	—	(532)	—
Fair value adjustments to interest rate swaps	2,033	(13,914)	2,545
Adjusted FFO available to common stock and unit holders	$198,496	$215,949	$217,009
Adjusted FFO available to common stock and unit holders, per diluted share	$0.93	$1.01	$1.07
(1)During the year ended December 31, 2022, we recognized an incremental loss of $1.7 million due to post-closing adjustments related to hotels sold in 2021.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that were not covered by insurance.
(3)Consists of severance costs incurred, and adjustments thereto, associated with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2024 Guidance
	Low End	High End
Net income	$79,817	$111,817
Real estate related depreciation and amortization	110,000	108,000
FFO	189,817	219,817
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	180,000	210,000
Non-cash lease expense and other amortization	6,200	6,200
Hotel pre-opening costs	800	800
Adjusted FFO available to common stock and unit holders	$187,000	$217,000
Adjusted FFO available to common stock and unit holders, per diluted share	$0.88	$1.02

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended December 31,
	2023	2022	2019
Revenues	$263,547	$255,055	$237,519
Hotel revenues from prior ownership (1)	(2,247)	5,095	20,943
Hotel revenues from sold hotels (2)	—	—	(21,013)
Comparable Revenues	$261,300	$260,150	$237,449

Hotel Adjusted EBITDA	$64,818	$75,626	$69,416
Hotel Adjusted EBITDA from prior ownership (1)	(239)	1,805	2,752
Hotel Adjusted EBITDA from sold hotels (2)	—	—	(6,148)
Comparable Hotel Adjusted EBITDA	$64,579	$77,431	$66,020

Hotel Adjusted EBITDA Margin	24.59%	29.65%	29.23%
Comparable Hotel Adjusted EBITDA Margin	24.71%	29.76%	27.80%

	Year Ended December 31,
	2023	2022	2019
Revenues	$1,074,867	$1,001,503	$938,091
Hotel revenues from prior ownership (1)	520	32,372	97,106
Hotel revenues from sold hotels (2)	—	—	(68,886)
Comparable Revenues	$1,075,387	$1,033,875	$966,311

Hotel Adjusted EBITDA	$301,156	$312,105	$287,443
Hotel Adjusted EBITDA from prior ownership (1)	1,417	10,497	20,212
Hotel Adjusted EBITDA from sold hotels (2)	—	—	(23,904)
Comparable Hotel Adjusted EBITDA	$302,573	$322,602	$283,751

Hotel Adjusted EBITDA Margin	28.02%	31.16%	30.64%
Comparable Hotel Adjusted EBITDA Margin	28.14%	31.20%	29.36%
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021, Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022, Lake Austin Spa Resort from January 1, 2019 to November 20, 2022 and Chico Hot Springs Resort from January 1, 2019 to July 31, 2023. The pre-acquisition operating results of the Kimpton Fort Lauderdale Beach Resort are excluded from all periods as the hotel opened in April 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our portfolio, excluding the Kimpton Fort Lauderdale Beach Resort since the hotel opened in April 2021.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$224.54	$253.23	$240.06	$243.26	$240.76
Occupancy	72.2%	82.3%	81.3%	75.1%	77.7%
RevPAR	$162.14	$208.45	$195.19	$182.59	$187.17
Total RevPAR	$247.08	$306.77	$280.00	$268.71	$275.71
Revenues (in thousands)	$213,429	$268,008	$247,425	$237,449	$966,311
Hotel Adjusted EBITDA (in thousands)	$52,197	$91,004	$74,530	$66,020	$283,751
Hotel Adjusted EBITDA Margin	24.46%	33.96%	30.12%	27.80%	29.36%
Available Rooms	863,804	873,661	883,660	883,660	3,504,785

	Quarter 1, 2022	Quarter 2, 2022	Quarter 3, 2022	Quarter 4, 2022	Full Year 2022
ADR	$281.93	$299.28	$282.49	$289.83	$288.78
Occupancy	56.0%	74.8%	75.1%	67.2%	68.3%
RevPAR	$157.86	$223.81	$212.27	$194.91	$197.36
Total RevPAR	$239.15	$331.55	$312.57	$293.70	$294.45
Revenues (in thousands)	$206,858	$290,093	$276,774	$260,150	$1,033,875
Hotel Adjusted EBITDA (in thousands)	$53,958	$104,378	$86,835	$77,431	$322,602
Hotel Adjusted EBITDA Margin	26.08%	35.98%	31.37%	29.76%	31.20%
Available Rooms	864,972	874,970	885,466	885,776	3,511,184

	Quarter 1, 2023	Quarter 2, 2023	Quarter 3, 2023	Quarter 4, 2023	Full Year 2023
ADR	$276.48	$293.44	$274.00	$283.50	$282.02
Occupancy	66.7%	76.7%	76.7%	68.3%	72.1%
RevPAR	$184.39	$225.09	$210.03	$193.69	$203.41
Total RevPAR	$281.32	$334.17	$312.35	$294.45	$305.72
Revenues (in thousands)	$243,859	$293,088	$277,140	$261,300	$1,075,387
Hotel Adjusted EBITDA (in thousands)	$62,450	$94,426	$81,118	$64,579	$302,573
Hotel Adjusted EBITDA Margin	25.61%	32.22%	29.27%	24.71%	28.14%
Available Rooms	866,486	876,694	886,911	887,428	3,517,519

Market Capitalization as of December 31, 2023
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2023 closing price of $9.39/share)	$2,006,988
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,178,189
Cash and cash equivalents	(121,595)
Total enterprise value	$3,182,582
Share Reconciliation

Common shares outstanding	209,627
Operating partnership units	1,037
Unvested restricted stock held by management and employees	1,201
Share grants under deferred compensation plan	1,872
Combined shares and units	213,737

Debt Summary as of December 31, 2023
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	$74,346	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	73,727	May 2025
Hotel Clio	4.33%	Fixed	56,091	July 2025
Westin Boston Seaport District	4.36%	Fixed	174,025	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (1)	Variable	300,000	January 2025 (2)
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (2)
Unamortized debt issuance costs (3)			(1,184)
Debt, net of unamortized debt issuance costs			1,177,005

Weighted-average interest rate of fixed rate debt	4.09%
Total weighted-average interest rate (4)	5.22%

(1)    Interest rate as of December 31, 2023 was 6.81%.
(2)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(3)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Other Assets on the accompanying consolidated balance sheet.
(4)    Weighted-average interest rate includes effect of interest rate swaps.

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2023	4Q 2022	B/(W) 2022	4Q 2023	4Q 2022	B/(W) 2022	4Q 2023	4Q 2022	B/(W) 2022

Atlanta Marriott Alpharetta	318	$159.19	$148.40	7.3%	57.4%	59.5%	(2.1)%	$91.42	$88.25	3.6%
Bourbon Orleans Hotel	220	$254.80	$248.34	2.6%	71.7%	85.5%	(13.8)%	$182.57	$212.25	(14.0)%
Cavallo Point, The Lodge at the Golden Gate	142	$595.48	$657.57	(9.4)%	54.1%	49.6%	4.5%	$322.08	$326.02	(1.2)%
Chicago Marriott Downtown Magnificent Mile	1,200	$248.64	$244.72	1.6%	55.9%	56.5%	(0.6)%	$138.90	$138.33	0.4%
Chico Hot Springs Resort & Day Spa	117	$183.22	$178.60	2.6%	56.8%	59.9%	(3.1)%	$104.05	$107.05	(2.8)%
Courtyard Denver Downtown	177	$203.58	$193.56	5.2%	65.8%	71.5%	(5.7)%	$133.97	$138.40	(3.2)%
Courtyard New York Manhattan/Fifth Avenue	189	$346.88	$349.45	(0.7)%	95.8%	97.3%	(1.5)%	$332.38	$339.90	(2.2)%
Courtyard New York Manhattan/Midtown East	321	$424.16	$402.88	5.3%	92.0%	91.3%	0.7%	$390.33	$368.00	6.1%
Embassy Suites by Hilton Bethesda	272	$164.99	$142.39	15.9%	68.6%	62.1%	6.5%	$113.20	$88.41	28.0%
Havana Cabana Key West	106	$285.15	$293.06	(2.7)%	80.2%	77.5%	2.7%	$228.69	$227.07	0.7%
Henderson Beach Resort	255	$313.74	$369.73	(15.1)%	37.4%	39.4%	(2.0)%	$117.44	$145.78	(19.4)%
Henderson Park Inn	37	$490.86	$543.39	(9.7)%	65.0%	59.5%	5.5%	$318.83	$323.26	(1.4)%
Hilton Burlington Lake Champlain	258	$237.78	$243.82	(2.5)%	74.1%	70.8%	3.3%	$176.23	$172.58	2.1%
Hilton Garden Inn New York/Times Square Central	282	$338.43	$356.84	(5.2)%	97.4%	98.3%	(0.9)%	$329.68	$350.75	(6.0)%
Hotel Clio	199	$294.92	$300.50	(1.9)%	74.0%	70.1%	3.9%	$218.31	$210.55	3.7%
Hotel Emblem San Francisco	96	$198.08	$212.07	(6.6)%	62.2%	69.0%	(6.8)%	$123.24	$146.40	(15.8)%
Kimpton Hotel Palomar Phoenix	242	$222.15	$240.63	(7.7)%	76.2%	59.5%	16.7%	$169.22	$143.22	18.2%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$194.74	$222.36	(12.4)%	72.1%	65.8%	6.3%	$140.34	$146.25	(4.0)%
Kimpton Shorebreak Huntington Beach Resort	157	$278.33	$307.10	(9.4)%	83.7%	77.5%	6.2%	$232.99	$238.02	(2.1)%
L'Auberge de Sedona	88	$976.16	$1,091.78	(10.6)%	71.0%	67.9%	3.1%	$693.17	$741.43	(6.5)%
Lake Austin Spa Resort	40	$1,048.17	$1,143.94	(8.4)%	58.3%	66.6%	(8.3)%	$610.67	$761.90	(19.8)%
Margaritaville Beach House Key West	186	$380.73	$379.48	0.3%	77.9%	70.0%	7.9%	$296.54	$265.72	11.6%
Orchards Inn Sedona	70	$328.61	$319.54	2.8%	61.0%	66.9%	(5.9)%	$200.43	$213.76	(6.2)%
Salt Lake City Marriott Downtown at City Creek	510	$174.37	$174.07	0.2%	60.6%	57.2%	3.4%	$105.72	$99.54	6.2%
The Dagny Boston	403	$243.15	$299.79	(18.9)%	86.2%	73.9%	12.3%	$209.62	$221.67	(5.4)%
The Gwen	311	$291.32	$301.01	(3.2)%	74.3%	75.0%	(0.7)%	$216.48	$225.70	(4.1)%
The Hythe Vail	344	$443.41	$490.05	(9.5)%	42.4%	42.6%	(0.2)%	$187.87	$208.62	(9.9)%
The Landing Lake Tahoe Resort & Spa	82	$367.30	$434.09	(15.4)%	46.7%	37.8%	8.9%	$171.38	$164.11	4.4%
The Lindy Renaissance Charleston Hotel	167	$332.83	$367.50	(9.4)%	87.1%	81.5%	5.6%	$289.77	$299.40	(3.2)%
The Lodge at Sonoma Resort	182	$438.25	$458.72	(4.5)%	52.9%	60.2%	(7.3)%	$231.63	$276.15	(16.1)%
Tranquility Bay Beachfront Resort	103	$560.50	$598.88	(6.4)%	74.0%	65.5%	8.5%	$414.99	$392.16	5.8%
Westin Boston Waterfront	793	$258.04	$246.54	4.7%	71.8%	74.8%	(3.0)%	$185.18	$184.34	0.5%
Westin Fort Lauderdale Beach Resort	433	$235.79	$259.28	(9.1)%	76.9%	66.1%	10.8%	$181.42	$171.44	5.8%
Westin San Diego Bayview	436	$224.65	$194.75	15.4%	65.0%	69.0%	(4.0)%	$146.08	$134.45	8.7%
Westin Washington D.C. City Center	410	$227.50	$225.07	1.1%	64.6%	63.8%	0.8%	$146.92	$143.63	2.3%
Worthington Renaissance Fort Worth Hotel	504	$208.37	$195.60	6.5%	69.9%	71.5%	(1.6)%	$145.65	$139.84	4.2%
Comparable Total (1)	9,650	$283.50	$289.83	(2.2)%	68.3%	67.2%	1.1%	$193.69	$194.91	(0.6)%

(1) Amounts include the pre-acquisition operating results of hotels acquired in 2023 and 2022 and exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2023	4Q 2019	B/(W) 2019	4Q 2023	4Q 2019	B/(W) 2019	4Q 2023	4Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$159.19	$160.31	(0.7)%	57.4%	65.9%	(8.5)%	$91.42	$105.72	(13.5)%
Bourbon Orleans Hotel	220	$254.80	$224.82	13.3%	71.7%	80.5%	(8.8)%	$182.57	$181.06	0.8%
Cavallo Point, The Lodge at the Golden Gate	142	$595.48	$490.30	21.5%	54.1%	63.5%	(9.4)%	$322.08	$311.28	3.5%
Chicago Marriott Downtown Magnificent Mile	1,200	$248.64	$231.59	7.4%	55.9%	74.0%	(18.1)%	$138.90	$171.27	(18.9)%
Chico Hot Springs Resort & Day Spa	117	$183.22	$146.28	25.3%	56.8%	68.8%	(12.0)%	$104.05	$100.65	3.4%
Courtyard Denver Downtown	177	$203.58	$189.47	7.4%	65.8%	70.7%	(4.9)%	$133.97	$133.97	—%
Courtyard New York Manhattan/Fifth Avenue	189	$346.88	$289.47	19.8%	95.8%	92.1%	3.7%	$332.38	$266.52	24.7%
Courtyard New York Manhattan/Midtown East	321	$424.16	$310.44	36.6%	92.0%	97.5%	(5.5)%	$390.33	$302.61	29.0%
Embassy Suites by Hilton Bethesda	272	$164.99	$171.89	(4.0)%	68.6%	71.4%	(2.8)%	$113.20	$122.69	(7.7)%
Havana Cabana Key West	106	$285.15	$212.18	34.4%	80.2%	88.1%	(7.9)%	$228.69	$186.96	22.3%
Henderson Beach Resort	255	$313.74	$236.89	32.4%	37.4%	37.4%	—%	$117.44	$88.71	32.4%
Henderson Park Inn	37	$490.86	$397.77	23.4%	65.0%	65.7%	(0.7)%	$318.83	$261.29	22.0%
Hilton Burlington Lake Champlain	258	$237.78	$181.60	30.9%	74.1%	79.2%	(5.1)%	$176.23	$143.81	22.5%
Hilton Garden Inn New York/Times Square Central	282	$338.43	$311.91	8.5%	97.4%	99.1%	(1.7)%	$329.68	$309.21	6.6%
Hotel Clio	199	$294.92	$239.49	23.1%	74.0%	77.0%	(3.0)%	$218.31	$184.42	18.4%
Hotel Emblem San Francisco	96	$198.08	$244.13	(18.9)%	62.2%	84.0%	(21.8)%	$123.24	$204.96	(39.9)%
Kimpton Hotel Palomar Phoenix	242	$222.15	$192.45	15.4%	76.2%	82.8%	(6.6)%	$169.22	$159.40	6.2%
Kimpton Shorebreak Huntington Beach Resort	157	$278.33	$229.55	21.3%	83.7%	68.2%	15.5%	$232.99	$156.62	48.8%
L'Auberge de Sedona	88	$976.16	$724.32	34.8%	71.0%	76.5%	(5.5)%	$693.17	$553.98	25.1%
Lake Austin Spa Resort	40	$1,048.17	$757.02	38.5%	58.3%	58.0%	0.3%	$610.67	$438.99	39.1%
Margaritaville Beach House Key West	186	$380.73	$262.62	45.0%	77.9%	57.9%	20.0%	$296.54	$152.03	95.1%
Orchards Inn Sedona	70	$328.61	$268.22	22.5%	61.0%	69.4%	(8.4)%	$200.43	$186.13	7.7%
Salt Lake City Marriott Downtown at City Creek	510	$174.37	$168.38	3.6%	60.6%	65.5%	(4.9)%	$105.72	$110.37	(4.2)%
The Dagny Boston	403	$243.15	$278.31	(12.6)%	86.2%	87.3%	(1.1)%	$209.62	$243.07	(13.8)%
The Gwen	311	$291.32	$265.22	9.8%	74.3%	83.9%	(9.6)%	$216.48	$222.61	(2.8)%
The Hythe Vail	344	$443.41	$342.90	29.3%	42.4%	51.5%	(9.1)%	$187.87	$176.63	6.4%
The Landing Lake Tahoe Resort & Spa	82	$367.30	$327.30	12.2%	46.7%	50.9%	(4.2)%	$171.38	$166.60	2.9%
The Lindy Renaissance Charleston Hotel	167	$332.83	$272.57	22.1%	87.1%	85.0%	2.1%	$289.77	$231.57	25.1%
The Lodge at Sonoma Resort	182	$438.25	$302.54	44.9%	52.9%	71.9%	(19.0)%	$231.63	$217.47	6.5%
Tranquility Bay Beachfront Resort	103	$560.50	$361.44	55.1%	74.0%	82.0%	(8.0)%	$414.99	$296.56	39.9%
Westin Boston Waterfront	793	$258.04	$244.57	5.5%	71.8%	74.6%	(2.8)%	$185.18	$182.36	1.5%
Westin Fort Lauderdale Beach Resort	433	$235.79	$197.38	19.5%	76.9%	84.2%	(7.3)%	$181.42	$166.20	9.2%
Westin San Diego Bayview	436	$224.65	$175.45	28.0%	65.0%	69.9%	(4.9)%	$146.08	$122.63	19.1%
Westin Washington D.C. City Center	410	$227.50	$205.91	10.5%	64.6%	84.4%	(19.8)%	$146.92	$173.78	(15.5)%
Worthington Renaissance Fort Worth Hotel	504	$208.37	$185.65	12.2%	69.9%	71.8%	(1.9)%	$145.65	$133.25	9.3%
Comparable Total (1)	9,650	$283.50	$243.26	16.5%	68.3%	75.1%	(6.8)%	$193.69	$182.59	6.1%

(1) Amounts include the pre-acquisition operating results of hotels acquired in 2023, 2022 and 2021 and exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2023	YTD 2022	B/(W) 2022	YTD 2023	YTD 2022	B/(W) 2022	YTD 2023	YTD 2022	B/(W) 2022

Atlanta Marriott Alpharetta	318	$155.55	$150.24	3.5%	65.7%	56.0%	9.7%	$102.21	$84.16	21.4%
Bourbon Orleans Hotel	220	$241.00	$236.79	1.8%	75.6%	67.1%	8.5%	$182.23	$158.86	14.7%
Cavallo Point, The Lodge at the Golden Gate	142	$591.89	$700.56	(15.5)%	55.4%	51.1%	4.3%	$327.66	$358.26	(8.5)%
Chicago Marriott Downtown Magnificent Mile	1,200	$246.73	$242.34	1.8%	59.5%	54.6%	4.9%	$146.76	$132.20	11.0%
Chico Hot Springs Resort & Day Spa	117	$183.46	$177.15	3.6%	67.0%	66.0%	1.0%	$122.97	$117.00	5.1%
Courtyard Denver Downtown	177	$216.78	$204.49	6.0%	75.2%	74.2%	1.0%	$163.04	$151.80	7.4%
Courtyard New York Manhattan/Fifth Avenue	189	$289.73	$277.34	4.5%	95.3%	93.3%	2.0%	$276.15	$258.80	6.7%
Courtyard New York Manhattan/Midtown East	321	$342.30	$328.22	4.3%	90.9%	83.8%	7.1%	$311.13	$275.05	13.1%
Embassy Suites by Hilton Bethesda	272	$163.92	$143.75	14.0%	71.0%	52.2%	18.8%	$116.45	$75.01	55.2%
Havana Cabana Key West	106	$300.60	$327.22	(8.1)%	83.2%	85.3%	(2.1)%	$250.01	$279.15	(10.4)%
Henderson Park Resort	255	$432.60	$473.56	(8.6)%	55.4%	61.8%	(6.4)%	$239.49	$292.87	(18.2)%
Henderson Park Inn	37	$595.38	$642.69	(7.4)%	68.9%	73.1%	(4.2)%	$410.13	$469.90	(12.7)%
Hilton Burlington Lake Champlain	258	$248.79	$245.87	1.2%	75.7%	73.7%	2.0%	$188.22	$181.23	3.9%
Hilton Garden Inn New York/Times Square Central	282	$275.67	$276.71	(0.4)%	91.4%	93.2%	(1.8)%	$251.93	$257.91	(2.3)%
Hotel Clio	199	$313.75	$304.01	3.2%	71.9%	69.7%	2.2%	$225.52	$211.87	6.4%
Hotel Emblem San Francisco	96	$234.34	$223.96	4.6%	65.8%	72.4%	(6.6)%	$154.14	$162.14	(4.9)%
Kimpton Hotel Palomar Phoenix	242	$222.03	$221.10	0.4%	76.0%	65.8%	10.2%	$168.84	$145.48	16.1%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$211.05	$229.48	(8.0)%	67.7%	66.3%	1.4%	$142.94	$152.07	(6.0)%
Kimpton Shorebreak Huntington Beach Resort	157	$322.69	$345.17	(6.5)%	81.9%	80.7%	1.2%	$264.35	$278.42	(5.1)%
L'Auberge de Sedona	88	$926.89	$995.34	(6.9)%	62.8%	71.4%	(8.6)%	$581.76	$710.81	(18.2)%
Lake Austin Spa Resort	40	$1,065.76	$1,099.46	(3.1)%	58.5%	68.3%	(9.8)%	$623.11	$751.25	(17.1)%
Margaritaville Beach House Key West	186	$398.18	$449.79	(11.5)%	82.7%	79.8%	2.9%	$329.19	$358.95	(8.3)%
Orchards Inn Sedona	70	$293.83	$303.69	(3.2)%	59.9%	66.5%	(6.6)%	$176.08	$201.95	(12.8)%
Salt Lake City Marriott Downtown at City Creek	510	$186.86	$176.24	6.0%	62.6%	59.4%	3.2%	$116.96	$104.70	11.7%
The Dagny Boston	403	$278.65	$293.11	(4.9)%	77.8%	77.7%	0.1%	$216.90	$227.79	(4.8)%
The Gwen	311	$297.18	$297.88	(0.2)%	74.5%	73.0%	1.5%	$221.33	$217.59	1.7%
The Hythe Vail	344	$436.67	$431.18	1.3%	56.4%	53.2%	3.2%	$246.16	$229.35	7.3%
The Landing Lake Tahoe Resort & Spa	82	$448.48	$509.26	(11.9)%	51.4%	49.0%	2.4%	$230.43	$249.63	(7.7)%
The Lindy Renaissance Charleston Hotel	167	$347.26	$360.02	(3.5)%	88.7%	85.4%	3.3%	$307.88	$307.37	0.2%
The Lodge at Sonoma Resort	182	$451.90	$462.85	(2.4)%	60.2%	62.6%	(2.4)%	$272.13	$289.59	(6.0)%
Tranquility Bay Beachfront Resort	103	$630.39	$744.46	(15.3)%	76.8%	73.4%	3.4%	$484.26	$546.58	(11.4)%
Westin Boston Waterfront	793	$246.93	$240.49	2.7%	81.9%	75.3%	6.6%	$202.17	$181.09	11.6%
Westin Fort Lauderdale Beach Resort	433	$264.71	$269.09	(1.6)%	74.2%	75.9%	(1.7)%	$196.48	$204.22	(3.8)%
Westin San Diego Bayview	436	$217.02	$201.64	7.6%	76.1%	72.8%	3.3%	$165.18	$146.88	12.5%
Westin Washington D.C. City Center	410	$219.08	$214.53	2.1%	73.0%	60.1%	12.9%	$159.99	$128.87	24.1%
Worthington Renaissance Fort Worth Hotel	504	$197.52	$188.68	4.7%	73.3%	68.9%	4.4%	$144.86	$129.95	11.5%
Comparable Total (1)	9,650	$282.02	$288.78	(2.3)%	72.1%	68.3%	3.8%	$203.41	$197.36	3.1%
(1) Amounts include the pre-acquisition operating results of hotels acquired in 2023 and 2022 and exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2023	YTD 2019	B/(W) 2019	YTD 2023	YTD 2019	B/(W) 2019	YTD 2023	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$155.55	$165.41	(6.0)%	65.7%	71.0%	(5.3)%	$102.21	$117.46	(13.0)%
Bourbon Orleans Hotel	220	$241.00	$219.08	10.0%	75.6%	82.2%	(6.6)%	$182.23	$180.17	1.1%
Cavallo Point, The Lodge at the Golden Gate	142	$591.89	$466.43	26.9%	55.4%	64.8%	(9.4)%	$327.66	$302.02	8.5%
Chicago Marriott Downtown Magnificent Mile	1,200	$246.73	$227.32	8.5%	59.5%	73.0%	(13.5)%	$146.76	$165.98	(11.6)%
Chico Hot Springs Resort & Day Spa	117	$183.46	$147.07	24.7%	67.0%	78.6%	(11.6)%	$122.97	$115.53	6.4%
Courtyard Denver Downtown	177	$216.78	$198.23	9.4%	75.2%	78.4%	(3.2)%	$163.04	$155.50	4.8%
Courtyard New York Manhattan/Fifth Avenue	189	$289.73	$259.33	11.7%	95.3%	88.1%	7.2%	$276.15	$228.35	20.9%
Courtyard New York Manhattan/Midtown East	321	$342.30	$261.60	30.8%	90.9%	96.1%	(5.2)%	$311.13	$251.32	23.8%
Embassy Suites by Hilton Bethesda	272	$163.92	$175.72	(6.7)%	71.0%	72.6%	(1.6)%	$116.45	$127.58	(8.7)%
Havana Cabana Key West	106	$300.60	$210.68	42.7%	83.2%	89.7%	(6.5)%	$250.01	$189.07	32.2%
Henderson Beach Resort	255	$432.60	$302.16	43.2%	55.4%	54.4%	1.0%	$239.49	$164.26	45.8%
Henderson Park Inn	37	$595.38	$462.04	28.9%	68.9%	74.2%	(5.3)%	$410.13	$342.81	19.6%
Hilton Burlington Lake Champlain	258	$248.79	$190.61	30.5%	75.7%	81.1%	(5.4)%	$188.22	$154.50	21.8%
Hilton Garden Inn New York/Times Square Central	282	$275.67	$255.13	8.1%	91.4%	98.6%	(7.2)%	$251.93	$251.68	0.1%
Hotel Clio	199	$313.75	$253.48	23.8%	71.9%	72.4%	(0.5)%	$225.52	$183.45	22.9%
Hotel Emblem San Francisco	96	$234.34	$241.09	(2.8)%	65.8%	80.2%	(14.4)%	$154.14	$193.28	(20.3)%
Kimpton Hotel Palomar Phoenix	242	$222.03	$187.43	18.5%	76.0%	82.7%	(6.7)%	$168.84	$155.00	8.9%
Kimpton Shorebreak Huntington Beach Resort	157	$322.69	$259.74	24.2%	81.9%	76.0%	5.9%	$264.35	$197.50	33.8%
L'Auberge de Sedona	88	$926.89	$627.73	47.7%	62.8%	78.1%	(15.3)%	$581.76	$489.99	18.7%
Lake Austin Spa Resort	40	$1,065.76	$809.52	31.7%	58.5%	62.2%	(3.7)%	$623.11	$503.18	23.8%
Margaritaville Beach House Key West	186	$398.18	$260.28	53.0%	82.7%	74.8%	7.9%	$329.19	$194.70	69.1%
Orchards Inn Sedona	70	$293.83	$249.86	17.6%	59.9%	75.6%	(15.7)%	$176.08	$188.99	(6.8)%
Salt Lake City Marriott Downtown at City Creek	510	$186.86	$172.21	8.5%	62.6%	68.5%	(5.9)%	$116.96	$117.88	(0.8)%
The Dagny Boston	403	$278.65	$301.21	(7.5)%	77.8%	88.5%	(10.7)%	$216.90	$266.64	(18.7)%
The Gwen	311	$297.18	$258.98	14.8%	74.5%	83.5%	(9.0)%	$221.33	$216.13	2.4%
The Hythe Vail	344	$436.67	$307.45	42.0%	56.4%	62.1%	(5.7)%	$246.16	$190.86	29.0%
The Landing Lake Tahoe Resort & Spa	82	$448.48	$322.45	39.1%	51.4%	61.7%	(10.3)%	$230.43	$198.80	15.9%
The Lindy Renaissance Charleston Hotel	167	$347.26	$263.88	31.6%	88.7%	84.2%	4.5%	$307.88	$222.23	38.5%
The Lodge at Sonoma Resort	182	$451.90	$308.37	46.5%	60.2%	73.7%	(13.5)%	$272.13	$227.27	19.7%
Tranquility Bay Beachfront Resort	103	$630.39	$404.10	56.0%	76.8%	86.1%	(9.3)%	$484.26	$347.82	39.2%
Westin Boston Waterfront	793	$246.93	$249.76	(1.1)%	81.9%	77.4%	4.5%	$202.17	$193.34	4.6%
Westin Fort Lauderdale Beach Resort	433	$264.71	$202.58	30.7%	74.2%	82.4%	(8.2)%	$196.48	$166.99	17.7%
Westin San Diego Bayview	436	$217.02	$190.09	14.2%	76.1%	79.0%	(2.9)%	$165.18	$150.12	10.0%
Westin Washington D.C. City Center	410	$219.08	$206.61	6.0%	73.0%	86.3%	(13.3)%	$159.99	$178.26	(10.2)%
Worthington Renaissance Fort Worth Hotel	504	$197.52	$186.10	6.1%	73.3%	74.5%	(1.2)%	$144.86	$138.67	4.5%
Comparable Total (1)	9,650	$282.02	$240.76	17.1%	72.1%	77.7%	(5.6)%	$203.41	$187.17	8.7%
(1) Amounts include the pre-acquisition operating results of hotels acquired in 2023, 2022 and 2021 and exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2023

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	$4,012	$944	$367	$—	$—	$1,311
Bourbon Orleans Hotel	$4,630	$931	$873	$—	$6	$1,810
Cavallo Point, The Lodge at the Golden Gate	$11,228	$684	$1,411	$—	$94	$2,189
Chicago Marriott Downtown Magnificent Mile	$24,363	$1,974	$3,515	$6	$(397)	$5,098
Chico Hot Springs Resort & Day Spa	$2,789	$(434)	$434	$—	$3	$3
Courtyard Denver Downtown	$2,481	$547	$374	$—	$—	$921
Courtyard New York Manhattan/Fifth Avenue	$5,865	$903	$356	$—	$253	$1,512
Courtyard New York Manhattan/Midtown East	$11,883	$3,336	$504	$890	$—	$4,730
Embassy Suites by Hilton Bethesda	$3,326	$(1,775)	$569	$—	$1,463	$257
Havana Cabana Key West	$3,028	$338	$306	$—	$—	$644
Henderson Beach Resort	$6,862	$(807)	$1,043	$—	$—	$236
Henderson Park Inn	$1,679	$156	$272	$—	$—	$428
Hilton Burlington Lake Champlain	$5,537	$860	$596	$—	$—	$1,456
Hilton Garden Inn New York/Times Square Central	$9,327	$2,862	$649	$—	$—	$3,511
Hotel Clio	$7,394	$330	$845	$632	$5	$1,812
Hotel Emblem San Francisco	$1,337	$(284)	$295	$—	$—	$11
Kimpton Hotel Palomar Phoenix	$7,089	$1,386	$497	$—	$178	$2,061
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,247	$(112)	$351	$—	$—	$239
Kimpton Shorebreak Huntington Beach Resort	$5,406	$1,410	$380	$—	$—	$1,790
L'Auberge de Sedona	$9,573	$3,120	$375	$—	$—	$3,495
Lake Austin Spa Resort	$4,969	$28	$696	$—	$—	$724
Margaritaville Beach House Key West	$6,876	$765	$771	$—	$—	$1,536
Orchards Inn Sedona	$2,266	$588	$85	$—	$42	$715
Salt Lake City Marriott Downtown at City Creek	$7,873	$1,831	$917	$—	$11	$2,759
The Dagny Boston	$8,537	$650	$1,534	$—	$—	$2,184
The Gwen	$9,281	$1,215	$1,038	$—	$—	$2,253
The Hythe Vail	$8,880	$832	$1,189	$—	$—	$2,021
The Landing Lake Tahoe Resort & Spa	$2,426	$221	$222	$—	$—	$443
The Lindy Renaissance Charleston Hotel	$5,583	$1,965	$474	$—	$—	$2,439
The Lodge at Sonoma Resort	$6,592	$518	$633	$—	$—	$1,151
Tranquility Bay Beachfront Resort	$5,064	$930	$447	$—	$—	$1,377
Westin Boston Seaport District	$22,327	$161	$2,447	$1,986	$(122)	$4,472
Westin Fort Lauderdale Beach Resort	$15,567	$1,799	$1,022	$—	$—	$2,821
Westin San Diego Bayview	$7,860	$998	$856	$—	$—	$1,854
Westin Washington D.C. City Center	$7,150	$(729)	$1,026	$—	$—	$297
Worthington Renaissance Fort Worth Hotel	$12,240	$2,523	$938	$714	$—	$4,175
Total	$263,547	$30,664	$28,307	$4,228	$1,536	$64,818
Less: Non Comparable Hotel (2)	$(2,247)	$112	$(351)	$—	$—	$(239)
Comparable Total	$261,300	$30,776	$27,956	$4,228	$1,536	$64,579
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Excludes the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2022
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$3,798	$837	$366	$—	$—	$1,203
Bourbon Orleans Hotel	$5,477	$1,558	$836	$—	$6	$2,400
Cavallo Point, The Lodge at the Golden Gate	$11,037	$(48)	$1,998	$—	$94	$2,044
Chicago Marriott Downtown Magnificent Mile	$24,334	$6,615	$3,828	$6	$(397)	$10,052
Courtyard Denver Downtown	$2,554	$610	$378	$—	$—	$988
Courtyard New York Manhattan/Fifth Avenue	$5,975	$1,250	$339	$—	$253	$1,842
Courtyard New York Manhattan/Midtown East	$11,202	$3,029	$507	$910	$—	$4,446
Embassy Suites by Hilton Bethesda	$2,659	$(1,948)	$562	$—	$1,477	$91
Havana Cabana Key West	$2,894	$633	$281	$—	$—	$914
Henderson Beach Resort	$6,881	$(638)	$993	$—	$—	$355
Henderson Park Inn	$1,582	$26	$233	$—	$—	$259
Hilton Burlington Lake Champlain	$5,485	$1,775	$564	$—	$—	$2,339
Hilton Garden Inn New York/Times Square Central	$9,940	$3,262	$638	$—	$—	$3,900
Hotel Clio	$7,132	$257	$878	$647	$5	$1,787
Hotel Emblem San Francisco	$1,630	$(250)	$296	$—	$—	$46
Kimpton Hotel Palomar Phoenix	$5,288	$409	$726	$—	$181	$1,316
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,987	$(378)	$302	$—	$—	$(76)
Kimpton Shorebreak Huntington Beach Resort	$5,294	$1,095	$389	$—	$—	$1,484
L'Auberge de Sedona	$9,444	$3,361	$374	$—	$—	$3,735
Lake Austin Spa Resort	$1,944	$132	$212	$—	$—	$344
Margaritaville Beach House Key West	$6,342	$522	$795	$—	$—	$1,317
Orchards Inn Sedona	$2,336	$580	$89	$—	$42	$711
Salt Lake City Marriott Downtown at City Creek	$7,173	$1,336	$567	$225	$11	$2,139
The Dagny Boston	$9,321	$1,629	$1,046	$—	$—	$2,675
The Gwen	$9,482	$3,204	$1,077	$—	$—	$4,281
The Hythe Vail	$9,200	$913	$1,176	$—	$—	$2,089
The Landing Lake Tahoe Resort & Spa	$2,323	$98	$222	$—	$—	$320
The Lindy Renaissance Charleston Hotel	$5,667	$2,150	$441	$—	$—	$2,591
The Lodge at Sonoma Resort	$7,900	$1,273	$714	$88	$—	$2,075
Tranquility Bay Beachfront Resort	$4,671	$1,104	$432	$—	$—	$1,536
Westin Boston Seaport District	$21,076	$233	$2,481	$2,036	$(122)	$4,628
Westin Fort Lauderdale Beach Resort	$16,147	$3,590	$1,011	$—	$—	$4,601
Westin San Diego Bayview	$7,333	$287	$860	$421	$—	$1,568
Westin Washington D.C. City Center	$7,141	$(38)	$1,023	$25	$—	$1,010
Worthington Renaissance Fort Worth Hotel	$12,406	$2,770	$1,118	$731	$1	$4,620
Total	$255,055	$41,238	$27,752	$5,089	$1,551	$75,626
Add: Prior Ownership Results (2)	$5,095	$1,794	$11	$—	$—	$1,805
Comparable Total	$260,150	$43,032	$27,763	$5,089	$1,551	$77,431
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of our 2023 and 2022 acquisitions and excludes the Kimpton Fort Lauderdale Beach Resort.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2019
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,627	$1,159	$407	$—	$—	$1,566
Cavallo Point, The Lodge at the Golden Gate	$10,010	$924	$1,814	$—	$94	$2,832
Chicago Marriott Downtown Magnificent Mile	$29,038	$4,750	$4,248	$5	$(397)	$8,606
Courtyard Denver Downtown	$2,425	$726	$325	$—	$—	$1,051
Courtyard New York Manhattan/Fifth Avenue	$4,770	$545	$451	$—	$253	$1,249
Courtyard New York Manhattan/Midtown East	$9,211	$1,385	$704	$965	$—	$3,054
Embassy Suites by Hilton Bethesda	$4,288	$(660)	$468	$—	$1,516	$1,324
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	$2,420	$412	$238	$—	$—	$650
Hilton Burlington Lake Champlain	$4,542	$1,217	$501	$—	$—	$1,718
Hilton Garden Inn New York/Times Square Central	$8,153	$2,185	$840	$—	$—	$3,025
Hotel Clio	$5,049	$(235)	$823	$688	$6	$1,282
Hotel Emblem San Francisco	$2,254	$320	$285	$—	$—	$605
Kimpton Hotel Palomar Phoenix	$6,693	$1,159	$681	$38	$293	$2,171
Kimpton Shorebreak Huntington Beach Resort	$3,661	$246	$439	$—	$40	$725
L'Auberge de Sedona	$7,610	$1,936	$594	$—	$—	$2,530
Margaritaville Beach House Key West	$2,989	$(177)	$534	$—	$—	$357
Orchards Inn Sedona	$1,840	$176	$238	$—	$42	$456
Salt Lake City Marriott Downtown at City Creek	$7,968	$1,676	$549	$603	$—	$2,828
The Dagny Boston	$10,002	$2,660	$1,223	$—	$—	$3,883
The Gwen	$8,722	$1,156	$1,157	$—	$—	$2,313
The Hythe Vail	$8,139	$764	$1,098	$—	$—	$1,862
The Landing Lake Tahoe Resort & Spa	$1,904	$(176)	$411	$—	$—	$235
The Lexington Hotel	$21,013	$2,524	$3,610	$6	$8	$6,148
The Lindy Renaissance Charleston Hotel	$4,172	$1,225	$423	$—	$(32)	$1,616
The Lodge at Sonoma Resort	$5,622	$537	$505	$279	$—	$1,321
Westin Boston Seaport District	$22,364	$796	$2,551	$2,171	$(60)	$5,458
Westin Fort Lauderdale Beach Resort	$12,746	$1,860	$1,634	$—	$—	$3,494
Westin San Diego Bayview	$7,227	$170	$1,151	$633	$—	$1,954
Westin Washington D.C. City Center	$8,004	$444	$1,370	$658	$—	$2,472
Worthington Renaissance Fort Worth Hotel	$10,056	$781	$1,033	$781	$2	$2,597
Total	$237,519	$30,485	$30,305	$6,827	$1,765	$69,416
Add: Prior Ownership Results (2)	$20,943	$488	$2,264	$—	$—	$2,752
Less: Sold Hotels (3)	$(21,013)	$(2,524)	$(3,610)	$(6)	$(8)	$(6,148)
Comparable Total	$237,449	$28,449	$28,959	$6,821	$1,757	$66,020

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of our 2023, 2022 and 2021 acquisitions (excluding the Kimpton Fort Lauderdale Beach Resort).
(3) Represents the operating results of Frenchman's Reef and The Lexington Hotel.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2023
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

Atlanta Marriott Alpharetta	$16,596	$4,024	$1,458	$—	$—	$5,482
Bourbon Orleans Hotel	$18,079	$3,762	$3,425	$—	$25	$7,212
Cavallo Point, The Lodge at the Golden Gate	$44,990	$5,131	$5,609	$—	$375	$11,115
Chicago Marriott Downtown Magnificent Mile	$103,932	$16,266	$14,224	$23	$(1,589)	$28,924
Chico Hot Springs Resort & Day Spa	$5,384	$(77)	$629	$—	$3	$555
Courtyard Denver Downtown	$11,696	$3,446	$1,500	$—	$—	$4,946
Courtyard New York Manhattan/Fifth Avenue	$19,536	$1,777	$1,453	$—	$1,014	$4,244
Courtyard New York Manhattan/Midtown East	$37,773	$6,687	$2,028	$3,561	$—	$12,276
Embassy Suites by Hilton Bethesda	$13,438	$(6,692)	$2,282	$—	$5,873	$1,463
Havana Cabana Key West	$12,884	$2,632	$1,183	$—	$—	$3,815
Henderson Beach Resort	$39,382	$3,685	$4,091	$—	$—	$7,776
Henderson Park Inn	$8,723	$2,365	$1,057	$—	$—	$3,422
Hilton Burlington Lake Champlain	$23,437	$5,697	$2,275	$—	$—	$7,972
Hilton Garden Inn New York/Times Square Central	$28,635	$6,184	$2,578	$—	$—	$8,762
Hotel Clio	$27,208	$449	$3,335	$2,529	$19	$6,332
Hotel Emblem San Francisco	$6,561	$(1,024)	$1,185	$—	$—	$161
Kimpton Hotel Palomar Phoenix	$25,669	$4,110	$2,143	$—	$716	$6,969
Kimpton Shorebreak Fort Lauderdale Beach Resort	$8,414	$(863)	$1,272	$—	$—	$409
Kimpton Shorebreak Huntington Beach Resort	$21,986	$6,073	$1,557	$—	$—	$7,630
L'Auberge de Sedona	$31,140	$7,743	$1,480	$—	$—	$9,223
Lake Austin Spa Resort	$20,431	$1,865	$2,612	$—	$—	$4,477
Margaritaville Beach House Key West	$30,231	$8,583	$3,137	$—	$—	$11,720
Orchards Inn Sedona	$8,491	$1,694	$358	$—	$168	$2,220
Salt Lake City Marriott Downtown at City Creek	$31,106	$8,380	$2,828	$—	$42	$11,250
The Dagny Boston	$35,555	$4,324	$5,729	$—	$—	$10,053
The Gwen	$36,407	$4,726	$4,201	$—	$—	$8,927
The Hythe Vail	$46,607	$12,206	$4,792	$—	$—	$16,998
The Landing Lake Tahoe Resort & Spa	$12,500	$2,741	$888	$—	$—	$3,629
The Lindy Renaissance Charleston Hotel	$23,341	$8,548	$1,892	$—	$—	$10,440
The Lodge at Sonoma Resort	$30,403	$5,435	$2,566	$—	$—	$8,001
Tranquility Bay Beachfront Resort	$23,286	$5,331	$1,762	$—	$—	$7,093
Westin Boston Seaport District	$93,839	$5,431	$9,870	$7,955	$(490)	$22,766
Westin Fort Lauderdale Beach Resort	$65,632	$10,977	$4,117	$—	$—	$15,094
Westin San Diego Bayview	$34,984	$7,021	$3,417	$—	$—	$10,438
Westin Washington D.C. City Center	$29,631	$706	$4,096	$—	$—	$4,802
Worthington Renaissance Fort Worth Hotel	$46,960	$7,348	$4,273	$2,858	$—	$14,479
Total	$1,074,867	$166,691	$111,302	$16,926	$6,156	$301,156
Add: Prior Ownership Results (2)	$520	$2,164	$(747)	$—	$—	$1,417
Comparable Total	$1,075,387	$168,855	$110,555	$16,926	$6,156	$302,573
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of our 2023 acquisition and excludes the Kimpton Fort Lauderdale Beach Resort.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2022
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$13,706	$2,847	$1,478	$—	$—	$4,325
Bourbon Orleans Hotel	$16,503	$2,986	$3,321	$—	$25	$6,332
Cavallo Point, The Lodge at the Golden Gate	$45,030	$4,663	$7,533	$—	$375	$12,571
Chicago Marriott Downtown Magnificent Mile	$91,934	$19,420	$15,514	$23	$(1,589)	$33,368
Courtyard Denver Downtown	$11,007	$3,527	$1,508	$—	$—	$5,035
Courtyard New York Manhattan/Fifth Avenue	$18,119	$1,108	$1,333	$—	$1,014	$3,455
Courtyard New York Manhattan/Midtown East	$33,251	$4,207	$1,963	$3,640	$—	$9,810
Embassy Suites by Hilton Bethesda	$8,892	$(9,254)	$2,243	$—	$5,928	$(1,083)
Havana Cabana Key West	$14,014	$4,677	$1,111	$—	$—	$5,788
Henderson Beach Resort	$42,287	$4,961	$3,906	$—	$—	$8,867
Henderson Park Inn	$8,769	$2,286	$899	$—	$—	$3,185
Hilton Burlington Lake Champlain	$21,836	$6,464	$2,262	$—	$—	$8,726
Hilton Garden Inn New York/Times Square Central	$29,078	$6,610	$2,517	$—	$—	$9,127
Hotel Clio	$26,726	$966	$3,405	$2,588	$19	$6,978
Hotel Emblem San Francisco	$6,927	$(362)	$1,187	$—	$—	$825
Kimpton Hotel Palomar Phoenix	$20,622	$2,387	$2,722	$—	$729	$5,838
Kimpton Shorebreak Fort Lauderdale Beach Resort	$5,224	$(925)	$911	$—	$—	$(14)
Kimpton Shorebreak Huntington Beach Resort	$23,015	$6,987	$1,590	$—	$—	$8,577
L'Auberge de Sedona	$34,564	$10,417	$1,475	$—	$—	$11,892
Lake Austin Spa Resort	$1,944	$132	$212	$—	$—	$344
Margaritaville Beach House Key West	$31,866	$10,145	$3,182	$—	$—	$13,327
Orchards Inn Sedona	$9,124	$2,304	$343	$—	$168	$2,815
Salt Lake City Marriott Downtown at City Creek	$27,506	$5,400	$2,224	$1,803	$42	$9,469
The Dagny Boston	$37,420	$8,194	$4,118	$—	$—	$12,312
The Gwen	$36,784	$8,372	$4,284	$—	$—	$12,656
The Hythe Vail	$41,726	$8,404	$4,783	$—	$—	$13,187
The Landing Lake Tahoe Resort & Spa	$12,269	$3,354	$1,015	$—	$—	$4,369
The Lindy Renaissance Charleston Hotel	$23,340	$8,677	$1,813	$—	$—	$10,490
The Lodge at Sonoma Resort	$31,633	$5,607	$2,619	$870	$—	$9,096
Tranquility Bay Beachfront Resort	$24,321	$6,429	$1,709	$—	$—	$8,138
Westin Boston Seaport District	$84,186	$3,105	$9,825	$8,148	$(490)	$20,588
Westin Fort Lauderdale Beach Resort	$70,104	$20,129	$3,953	$—	$—	$24,082
Westin San Diego Bayview	$30,310	$3,794	$3,344	$2,177	$—	$9,315
Westin Washington D.C. City Center	$24,956	$(1,182)	$4,101	$1,806	$—	$4,725
Worthington Renaissance Fort Worth Hotel	$42,510	$6,210	$4,446	$2,928	$5	$13,589
Total	$1,001,503	$173,046	$108,849	$23,983	$6,226	$312,105
Add: Prior Ownership Results (2)	$32,372	$9,509	$988	$—	$—	$10,497
Comparable Total	$1,033,875	$182,555	$109,837	$23,983	$6,226	$322,602
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of our 2023 and 2022 acquisitions and excludes the Kimpton Fort Lauderdale Beach Resort.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$19,586	$5,050	$1,796	$—	$—	$6,846
Cavallo Point, The Lodge at the Golden Gate	$40,610	$3,298	$7,371	$—	$315	$10,984
Chicago Marriott Downtown Magnificent Mile	$112,262	$16,876	$16,710	$116	$(1,589)	$32,113
Courtyard Denver Downtown	$11,306	$4,133	$1,206	$—	$—	$5,339
Courtyard New York Manhattan/Fifth Avenue	$16,187	$26	$1,781	$—	$1,014	$2,821
Courtyard New York Manhattan/Midtown East	$30,424	$1,315	$2,781	$3,856	$—	$7,952
Embassy Suites by Hilton Bethesda	$17,339	$(2,691)	$1,890	$—	$6,068	$5,267
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$8,799	$—	$—	$—	$8,799
Havana Cabana Key West	$9,771	$2,447	$979	$—	$—	$3,426
Hilton Burlington Lake Champlain	$18,572	$5,134	$2,002	$—	$—	$7,136
Hilton Garden Inn New York/Times Square Central	$26,375	$3,916	$3,349	$—	$—	$7,265
Hotel Clio	$19,429	$(1,179)	$2,798	$2,751	$24	$4,394
Hotel Emblem San Francisco	$7,904	$643	$1,153	$—	$—	$1,796
Kimpton Hotel Palomar Phoenix	$24,701	$3,478	$2,671	$154	$1,177	$7,480
Kimpton Shorebreak Huntington Beach Resort	$17,365	$3,832	$1,485	$—	$162	$5,479
L'Auberge de Sedona	$26,868	$5,623	$2,119	$—	$—	$7,742
Margaritaville Beach House Key West	$15,895	$3,380	$1,567	$—	$—	$4,947
Orchards Inn Sedona	$7,730	$1,061	$951	$—	$168	$2,180
Salt Lake City Marriott Downtown at City Creek	$31,554	$6,796	$2,228	$2,421	$—	$11,445
The Dagny Boston	$42,339	$11,784	$4,931	$—	$—	$16,715
The Gwen	$34,431	$5,185	$4,442	$—	$—	$9,627
The Hythe Vail, a Luxury Collection Resort	$36,128	$6,827	$4,133	$—	$—	$10,960
The Landing Lake Tahoe Resort & Spa	$9,522	$118	$1,590	$—	$—	$1,708
The Lexington Hotel	$68,886	$745	$14,305	$23	$32	$15,105
The Lindy Renaissance Charleston Hotel	$15,738	$4,663	$1,665	$—	$(126)	$6,202
The Lodge at Sonoma Resort	$24,645	$3,771	$2,076	$1,119	$—	$6,966
Westin Boston Seaport District	$93,355	$7,082	$9,817	$8,677	$(240)	$25,336
Westin Fort Lauderdale Beach Resort	$50,992	$9,083	$6,487	$—	$—	$15,570
Westin San Diego Bayview	$33,560	$4,939	$4,548	$2,534	$—	$12,021
Westin Washington D.C. City Center	$33,242	$2,518	$5,319	$2,643	$—	$10,480
Worthington Renaissance Fort Worth Hotel	$41,375	$6,378	$3,960	$3,120	$8	$13,466
Total	$938,091	$135,030	$118,110	$27,414	$7,013	$287,443
Add: Prior Ownership Results (2)	$97,106	$11,158	$9,054	$—	$—	$20,212
Less: Sold Hotels (3)	$(68,886)	$(9,544)	$(14,305)	$(23)	$(32)	$(23,904)
Comparable Total	$966,311	$136,644	$112,859	$27,391	$6,981	$283,751
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of our 2023, 2022 and 2021 acquisitions (excluding the Kimpton Fort Lauderdale Beach Resort).
(3) Represents the operating results of Frenchman's Reef and The Lexington Hotel.